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                                                         Exhibit 5(c)


                         HAIGHT, GARDNER, POOR & HAVENS
                                  195 Broadway
                         New York, New York  10007-3189



                                                 December 26, 1995


The United Illuminating Company
157 Church Street
New Haven, CT  06506-0901

Dear Sirs:


    In connection with the proposed issuance and sale by Meridian Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") under a Trust Agreement with an equity investor (the "Trust Agreement") of Seabrook 1 Secured Lease Obligation Bonds (the "Bonds"), such Bonds being secured by, among other things, an assignment of rentals under the Facility Lease between the Owner Trustee, as Lessor, and The United Illuminating Company (the "Company"), as Lessee (the "Lease"), to be paid by the Company, and in connection with the registration statement on Form S-3 (No. 33-64003) (the "Registration Statement") relating to such Bonds filed under the Securities Act of 1933, as amended, which Registration Statement is to become effective on or about the date hereof, we advise you that, in our opinion, when the Trust Agreement and the documents filed as Exhibits 4(a)-(m) to the Registration Statement (the "Documents") and the Bonds shall have been duly authorized, executed and delivered by the parties thereto, and when the Bonds shall have been duly authenticated and value given therefor, the Bonds will have been duly and validly issued under the Indenture of Mortgage and Deed of Trust filed as
Exhibit 4(a) to the Registration Statement, as supplemented by Supplemental Indenture No. 2 filed as Exhibit 4(c) to the Registration Statement, by, and will be valid and binding obligations of, the Owner Trustee.

    We have assumed for purposes of this opinion that the Documents will be the valid, legal and binding obligations of each of the parties thereto other than the Owner Trustee.
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The United Illuminating Company
December 26, 1995
Page -2-


    We are members of the Bar of the State of New York and do not hold ourselves
out as experts on the laws of any other state.   As to all matters of
Pennsylvania law, we have relied upon an opinion addressed to us of Stevens & Lee, Pennsylvania counsel for the Owner Trustee. We express no opinion as to the laws other than the laws of the State of New York and the Commonwealth of Pennsylvania and the federal laws of the United States governing the trust powers of Meridian Trust Company.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we also consent to such reference to our firm as may be made in the Registration Statement as amended and as it may be further amended, and in the prospectus constituting a part thereof.

                              Very truly yours,

                              HAIGHT, GARDNER, POOR & HAVENS